Exhibit 99.1
Masimo Reports Second Quarter 2020 Financial Results
Q2 2020 Highlights

■	Product revenue increased 31.1% to $301.0 million, or 32.0% on a constant currency basis;
■	GAAP net income per diluted share was $0.96;
■	Non-GAAP net income per diluted share was $0.85; and
■	Shipments of noninvasive technology boards and instruments were a record 165,600.
Irvine, California, July 28, 2020 - Masimo (Nasdaq: MASI) today announced its financial results for the second quarter ended June 27, 2020.
Second Quarter 2020 Results:
Total revenue, including royalty and other revenue, increased 31.0% to $301.0 million, compared to $229.7 million in the second quarter of 2019. Product revenue increased 31.1% to $301.0 million, or 32.0% on a constant currency basis, compared to $229.5 million in the second quarter of 2019. Excluding handheld and fingertip pulse oximeters, shipments of noninvasive technology boards and instruments of 165,600 increased 174% in the second quarter of 2020, compared to 60,400 in the second quarter of 2019.
GAAP operating margin for the second quarter 2020 was 20.7% compared to 22.6% in the second quarter of 2019. Second quarter 2020 non-GAAP operating margin was 21.1% compared to 23.1% in the second quarter of 2019.
For the second quarter of 2020, GAAP net income was $55.8 million or $0.96 per diluted share compared to net income of $44.9 million or $0.79 per diluted share in 2019. Non-GAAP net income was $49.3 million or $0.85 per diluted share compared to net income of $43.1 million or $0.76 per diluted share in 2019. Total cash, cash equivalents and short-term investments was $681.9 million as of June 27, 2020.
Consistent with last quarter, the Company is not providing financial guidance due to the many uncertainties still surrounding COVID-19 and its impact on the Company’s normal business patterns.
Joe Kiani, Chairman and Chief Executive Officer of Masimo, said “I am incredibly proud of our team and how we continue to advance our mission to improve patient outcomes while reducing the cost of care, especially during this pandemic. From the beginning of the COVID-19 pandemic, we have done our best to support our customers as they have bravely been on the front lines of the worldwide response. Our unique ability to meet the needs of clinicians was in full view again this quarter as we reliably monitored their patients as only we could with unmatched reliability, accuracy and versatility, and launched multiple new products.”

Supplementary Non-GAAP Financial Information
For additional non-GAAP financial details, please visit the Investor Relations section of the Company’s website at www.masimo.com to access Supplementary Financial Information.
Non-GAAP Financial Measures
The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented exclude the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of the Company’s on-going core operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP.
Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.
The Company has presented the following non-GAAP measures to assist investors in understanding the Company’s core net operating results on an on-going basis: (i) constant currency product revenue growth %, (ii) non-GAAP net income, (iii) non-GAAP (net income) earnings per diluted share and (iv) non-GAAP operating income/margin. These non-GAAP financial measures may also assist investors in making comparisons of the Company’s core operating results with those of other companies. Management believes constant currency product revenue growth, non-GAAP operating income/margin, non-GAAP net income and non-GAAP earnings per diluted share are important measures in the evaluation of the Company’s performance and uses these measures to better understand and evaluate our business.
The non-GAAP financial measures reflect adjustments for the following items, as well as the related income tax effects thereof:
Constant currency adjustments.
Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. These foreign currency revenues, when converted into U.S. Dollars, can vary significantly from period to period depending on the average and quarter-end exchange rates during a respective period. We believe that comparing these foreign currency denominated revenues by holding the exchange rates constant with the prior year period is useful to management and investors in evaluating our product revenue growth rates on a period-to-period basis. We anticipate that fluctuations in foreign exchange rates and the related constant currency adjustments for calculation of our product revenue growth rate will continue to occur in future periods.
Royalty and other revenue, net of related costs.
We derive royalty and other revenue, net of related costs, from certain non-recurring contractual arrangements that we do not expect to continue in the future. We believe the exclusion of royalty and other revenue, net of related costs, associated with these non-recurring revenue streams is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis.
Acquisition/Strategic investment-related costs, including depreciation and amortization.
In the event the Company acquires, invests in or divests certain business operations, there may be non-recurring gains, losses or expenses that will be recognized related to the assets and/or liabilities sold or acquired that are not representative of normal on-going cash flows. Furthermore, there may be depreciation and amortization related to the revaluation of assets and liabilities (primarily intangible assets, property, plant and equipment adjustments, inventory revaluation, lease liabilities, etc.) to fair value through purchase accounting related to value created by the seller prior to the acquisition/strategic investment that does not reflect the normal on-going costs of operating our core business. We believe that exclusion of these gains, losses or costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Depreciation and amortization related to the revaluation of acquisition related assets and liabilities will generally recur in future periods.
Litigation damages, awards and settlements.
In connection with litigation proceedings arising in the course of our business, we have recorded expenses as a defendant in such proceedings in the form of damages, as well as gains as a plaintiff in such proceedings in the form of litigation awards and settlement proceeds. We believe that exclusion of these gains (net of any related costs incurred in the period the award or settlement is recognized) and losses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. In this regard, we note that these expenses and gains are generally unrelated to our core business and/or are infrequent in nature.

Realized and unrealized gains or losses from foreign currency transactions.
We are exposed to foreign currency gains or losses on outstanding foreign currency denominated receivables and payables related to certain customer sales agreements, product costs and other operating expenses. As the Company does not actively hedge these currency exposures, changes in the underlying currency rates relative to the U.S. Dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Since such realized and unrealized foreign currency gains and losses are the result of macro-economic factors and can vary significantly from one period to the next, we believe that exclusion of such realized and unrealized gains and losses are useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. Realized and unrealized foreign currency gains and losses are likely to recur in future periods.
Excess tax benefits from stock-based compensation.
Current authoritative accounting guidance requires that excess tax benefits or costs recognized on stock-based compensation expense be reflected in our provision for income taxes rather than paid-in capital. Since we cannot control or predict when stock option awards will be exercised or the price at which such awards will be exercised, the impact of such guidance can create significant volatility in our effective tax rate from one period to the next. We believe that exclusion of these excess tax benefits or costs is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. These excess tax benefits or costs will generally recur in future periods as long as we continue to issue equity awards to our employees.

Second Quarter 2020 Actuals versus Second Quarter 2019 Actuals

RECONCILIATION OF GAAP TO NON-GAAP CONSTANT CURRENCY PRODUCT REVENUE(1):
	Three Months Ended
(in thousands, except percentages)	June 27, 2020	June 29, 2019
GAAP product revenue	$300,953	$229,510
Non-GAAP constant currency adjustments:
Constant currency F/X adjustments	1,997	—
Total non-GAAP constant currency adjustments	1,997	—
Non-GAAP constant currency product revenue	$302,950	$229,510
Product revenue growth %
GAAP	31.1%
Non-GAAP constant currency	32.0%
__________________

(1)	May not foot due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE(1):
	Three Months Ended
	June 27, 2020		June 29, 2019
(in thousands, except per share amounts)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$55,772	$0.96	$44,888	$0.79
Non-GAAP adjustments:
Royalty and other revenue, net of related costs	—	—	(111)	—
Acquisition/strategic investment-related costs	1,313	0.02	1,136	0.02
Litigation settlement	25	—	—	—
Net realized and unrealized gains from foreign currency transactions	(11)	—	(7)	—
Tax impact of pre-tax non-GAAP adjustments above	(361)	(0.01)	(179)	—
Excess tax benefits from stock-based compensation	(7,486)	(0.13)	(2,608)	(0.05)
Total non-GAAP adjustments	(6,519)	(0.11)	(1,768)	(0.03)
Non-GAAP net income	$49,253	$0.85	$43,120	$0.76
Weighted average shares outstanding - diluted		58,204		57,066
__________________

(1)	May not foot due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN(1):
	Three Months Ended
	June 27, 2020	June 29, 2019
(in thousands, except percentages)	$	$
GAAP operating income/margin	$62,220	$52,004
Non-GAAP adjustments:
Royalty and other revenue, net of related costs	—	(111)
Acquisition/strategic investment-related costs	1,313	1,136
Litigation settlement	25	—
Total non-GAAP adjustments	1,338	1,025
Non-GAAP operating income/margin	$63,558	$53,030
GAAP operating income/margin %	20.7%	22.6%
Non-GAAP operating income/margin %	21.1%	23.1%
__________________

(1)	May not foot due to rounding.
Conference Call
Masimo will hold a conference call today at 1:30 p.m. PT (4:30 p.m. ET) to discuss the results. A live webcast of the call will be available online from the investor relations page of the Company’s website at www.masimo.com. The dial-in numbers are (833) 714-0911 for domestic callers and +1 (778) 560-2686 for international callers. The reservation code for both dial-in numbers is 2476277. After the live webcast, the call will be available on Masimo’s website through August 25, 2020. In addition, a telephonic replay of the call will be available through August 11, 2020. The replay dial-in numbers are (800) 585-8367 for domestic callers and +1 (416) 621-4642 for international callers. Please use reservation code 2476277.
About Masimo
Masimo (Nasdaq: MASI) is a global medical technology company that develops and produces a wide array of industry-leading monitoring technologies, including innovative measurements, sensors, patient monitors, and automation and connectivity solutions. Our mission is to improve patient outcomes and reduce the cost of care. Masimo SET®Measure-through Motion and Low Perfusion™pulse oximetry, introduced in 1995, has been shown in over 100 independent and objective studies to outperform other pulse oximetry technologies. Masimo SET®has also been shown to help clinicians reduce severe retinopathy of prematurity in neonates, improve CCHD screening in newborns, and, when used for continuous monitoring with Masimo Patient SafetyNet™in post-surgical wards, reduce rapid response team activations, ICU transfers, and costs. Masimo SET®is estimated to be used on more than 200 million patients in leading hospitals and other healthcare settings around the world, and is the primary pulse oximetry at 9 of the top 10 hospitals listed in the 2019-20 U.S. News and World Report Best Hospitals Honor Roll.Masimo continues to refine SET®and in 2018, announced that SpO2 accuracy on RD SET®sensors during conditions of motion has been significantly improved, providing clinicians with even greater confidence that the SpO2 values they rely on accurately reflect a patient’s physiological status. In 2005, Masimo introduced rainbow®Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively, including total hemoglobin (SpHb®), oxygen content (SpOC™), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), Pleth Variability Index (PVi®), RPVi™(rainbow®PVi), and Oxygen Reserve Index (ORi™). In 2013, Masimo introduced the Root®Patient Monitoring and Connectivity Platform, built from the ground up to be as flexible and expandable as possible to facilitate the addition of other Masimo and third-party monitoring technologies; key Masimo additions include Next Generation SedLine®Brain Function Monitoring, O3®Regional Oximetry, and ISA™Capnography with NomoLine®sampling lines. Masimo’s family of continuous and spot-check monitoring Pulse CO-Oximeters®includes devices designed for use in a variety of clinical and non-clinical scenarios, including tetherless, wearable technology, such as Radius-7®and Radius PPG™, portable devices like Rad-67™, fingertip pulse oximeters like MightySat®Rx, and devices available for use both in the hospital and at home, such as Rad-97™. Masimo hospital automation and connectivity solutions are centered around the Iris®platform, and include Iris Gateway™, Patient SafetyNet, Replica™, Halo ION™, UniView™, and Masimo SafetyNet™. Additional information about Masimo and its products may be found at www.masimo.com. Published clinical studies on Masimo products can be found at www.masimo.com/evidence/featured-studies/feature/.

Forward-Looking Statements
All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our expectations for our long-term outlook; demand for our products; anticipated revenue and earnings growth; our financial condition, results of operations and business generally; expectations regarding our ability to design and deliver innovative new noninvasive technologies and reduce the cost of care; and demand for our technologies. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to: our dependence on Masimo SET® and Masimo rainbow SET™ products and technologies for substantially all of our revenue; any failure in protecting our intellectual property exposure to competitors’ assertions of intellectual property claims; the highly competitive nature of the markets in which we sell our products and technologies; any failure to continue developing innovative products and technologies; the lack of acceptance of any of our current or future products and technologies; obtaining regulatory approval of our current and future products and technologies; the risk that the implementation of our international realignment will not continue to produce anticipated operational and financial benefits, including a continued lower effective tax rate; the loss of our customers; the failure to retain and recruit senior management; product liability claims exposure; a failure to obtain expected returns from the amount of intangible assets we have recorded; the maintenance of our brand; the amount and type of equity awards that we may grant to employees and service providers in the future; our ongoing litigation and related matters; the impact of the COVID-19 pandemic; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Form 10-K and Form 10-Q, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
# # #

Investor Contact: Eli Kammerman	Media Contact: Evan Lamb
(949) 297-7077	(949) 396-3376
ekammerman@masimo.com	elamb@masimo.com
Masimo, SET, Signal Extraction Technology, Improving Patient Outcome and Reducing Cost of Care... by Taking Noninvasive Monitoring to New Sites and Applications, rainbow, SpHb, SpOC, SpCO, SpMet, PVI and ORI are trademarks or registered trademarks of Masimo Corporation.

MASIMO CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited, in thousands)

	June 27, 2020	December 28, 2019
ASSETS
Current assets
Cash and cash equivalents	$631,881	$567,687
Short-term investments	50,000	120,000
Accounts receivable, net of allowance for doubtful accounts	178,879	132,433
Inventories	155,145	115,871
Other current assets	76,708	60,071
Total current assets	1,092,613	996,062
Lease receivable, noncurrent	52,118	49,936
Deferred costs and other contract assets	18,694	16,214
Property and equipment, net	262,953	219,552
Intangible assets, net	57,352	27,251
Goodwill	78,774	22,350
Deferred tax assets	36,159	35,972
Other non-current assets	36,971	28,791
Total assets	$1,635,634	$1,396,128
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$89,550	$54,548
Accrued compensation	52,864	54,705
Deferred revenue and other contract liabilities, current	41,459	25,939
Other current liabilities	43,683	37,027
Total current liabilities	227,556	172,219
Other non-current liabilities	63,533	56,035
Total liabilities	291,089	228,254
Commitments and contingencies
Stockholders’ equity
Common stock	55	54
Treasury stock	(527,171)	(526,580)
Additional paid-in capital	658,367	600,624
Accumulated other comprehensive loss	(7,867)	(6,718)
Retained earnings	1,221,161	1,100,494
Total stockholders’ equity	1,344,545	1,167,874
Total liabilities and stockholders’ equity	$1,635,634	$1,396,128

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Revenue:
Product	$300,953	$229,510	$570,578	$460,058
Royalty and other revenue	—	142	—	1,258
Total revenue	300,953	229,652	570,578	461,316
Cost of goods sold	109,369	75,313	193,365	155,335
Gross profit	191,584	154,339	377,213	305,981
Operating expenses:
Selling, general and administrative	98,461	78,160	188,338	152,364
Research and development	30,878	24,175	58,119	45,590
Litigation settlements (awards)	25	—	(474)	—
Total operating expenses	129,364	102,335	245,983	197,954
Operating income	62,220	52,004	131,230	108,027
Non-operating income	1,405	3,529	4,751	7,415
Income before provision for income taxes	63,625	55,533	135,981	115,442
Provision for income taxes	7,853	10,645	15,753	21,232
Net income	$55,772	$44,888	$120,228	$94,210

Net income per share:
Basic	$1.02	$0.84	$2.21	$1.77
Diluted	$0.96	$0.79	$2.08	$1.65

Weighted-average shares used in per share calculations:
Basic	54,764	53,356	54,316	53,283
Diluted	58,204	57,066	57,913	56,940
The following table presents details of the stock-based compensation expense that is included in each functional line item in the condensed consolidated statements of operations (in thousands):

	Three Months Ended		Six Months Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Cost of goods sold	$183	$132	$314	$229
Selling, general and administrative	10,048	8,888	18,778	14,613
Research and development	2,957	2,453	5,368	3,948
Total	$13,188	$11,473	$24,460	$18,790

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited, in thousands)

	Six Months Ended
	June 27, 2020	June 29, 2019
Cash flows from operating activities:
Net income	$120,228	$94,210
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,587	11,641
Stock-based compensation	24,460	18,790
Loss on disposal of property, equipment and intangibles	196	93
(Benefit) provision for doubtful accounts	(170)	622
Benefit for deferred income taxes	77	21
Changes in operating assets and liabilities:
Increase in accounts receivable	(41,295)	(11,705)
Increase in inventories	(37,548)	(4,159)
Increase in other current assets	(12,004)	(7,147)
Increase in lease receivable, net	(2,183)	(6,238)
(Increase) decrease in deferred costs and other contract assets	(2,105)	8,723
Increase in other non-current assets	(442)	(177)
Increase (decrease) in accounts payable	32,798	(2,841)
Decrease in accrued compensation	(2,025)	(6,997)
Increase (decrease) in accrued liabilities	5,876	(2,966)
Increase in income tax payable	248	2,109
Increase in deferred revenue and other contract-related liabilities	6,920	5,566
(Decrease) increase in other non-current liabilities	(558)	1,234
Net cash provided by operating activities	106,060	100,779
Cash flows from investing activities:
Maturities (purchases) of short-term investments, net	70,000	(180,000)
Purchases of property and equipment, net	(51,263)	(47,323)
Increase in intangible assets	(4,322)	(2,019)
Business combinations, net of cash acquired	(78,310)	—
Purchases of strategic investments, net	(6,750)	—
Net cash used in investing activities	(70,645)	(229,342)
Cash flows from financing activities:
Proceeds from issuance of common stock	34,629	12,870
Payroll tax withholdings on behalf of employees for vested equity awards	(1,424)	(123)
Repurchases of common stock	(591)	(27,854)
Net cash provided by (used in) financing activities	32,614	(15,107)
Effect of foreign currency exchange rates on cash	(847)	(32)
Net increase (decrease) in cash, cash equivalents and restricted cash	67,182	(143,702)
Cash, cash equivalents and restricted cash at beginning of period	568,075	552,641
Cash, cash equivalents and restricted cash at end of period	$635,257	$408,939